Exhibit 10.1

GUARANTEE

GUARANTEE dated as of January 21, 2005 by Matria Healthcare, Inc., a Delaware corporation formerly known as Matria Holding Company, Inc., (the "Guarantor"), in favor of HFG Healthco-4 LLC, a Delaware limited liability company (the "Lender").

PRELIMINARY STATEMENTS. The Lender has entered into that certain Loan and Security Agreement dated as of October 22, 2002, by and among Matria Women’s and Children’s Healthcare, Inc., a Delaware corporation ("Matria WCH") as the successor by merger to Matria Healthcare, Inc., a Delaware corporation, Diabetes Acquisition, Inc., a Georgia corporation, Gainor Medical Acquisition Company, a Georgia corporation, Diabetes Management Solutions, Inc., a Delaware corporation, Diabetes Self Care, Inc., a Virginia corporation, Matria Laboratories, Inc., a Delaware corporation, Facet Technologies, LLC, a Georgia limited liability company, Matria of New York, Inc., a New York corporation, Matria Healthcare of Illinois, Inc., a Georgia corporation and Quality Oncology, Inc., a Delaware corporation, as Borrowers, and the Lender (as amended, modified or supplemented from time to time in accordance with its terms, including by that certain Consent Agreement and Amendment No. 6 to Loan and Security Agreement dated as of December 31, 2004, the "Loan Agreement")

The Lender has agreed to extend Revolving Advances and certain other financial accommodations to the Borrowers pursuant to, and subject to the terms and conditions of, the Loan Agreement. The Guarantor is the sole shareholder of Matria WCH, is benefitting from the transactions described in the Loan Agreement and is a beneficiary thereof.

The Guarantor has agreed, pursuant to the terms of the Consent Agreement and Amendment No. 6 (the "Consent Agreement") referred to above to execute and deliver a guarantee in the form hereof to secure all obligations of the Borrowers under the Loan Agreement at any time and from time to time to pay the Lender Debt (as that term is defined in the Loan Agreement), including without limitation any and all reasonable costs and expenses (including reasonable counsel fees and expenses) paid or incurred in enforcing any rights under this Guarantee (the " Obligations")

Accordingly, in consideration of the premises and in order to induce the Lender to make Revolving Advances and extend other financial accommodations under the Loan Agreement, the Guarantor hereby agrees as follows:

Section 1.   Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and the punctual performance, of all present and future Guaranteed Obligations. The Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Borrowers to the Lender under the Loan Agreement and the other Documents to which the Borrower is a party.

Section 2.   Waiver. The Guarantor hereby absolutely, unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that the Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any Borrowers or any other Person or any Collateral, and (iv) any other action, event or precondition to the enforcement of this Guarantee or the performance by the Guarantor of its obligations hereunder.

Section 3.   Guarantee Absolute.

(a)  This Guarantee is one of payment and performance, not collection, and the obligations of the Guarantor under this Guarantee are independent of the obligations of the Borrowers under the Loan Agreement and any other Document, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrowers or whether the Borrowers are joined in any such action or actions.

(b)  The liability of the Guarantor under this Guarantee shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

(i)  any invalidity, irregularity, voidability, voidness or unenforceability of the Loan Agreement or any other Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor;

(ii)  any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any other Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers or any of their Subsidiaries or otherwise;

(iii)  any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Guaranteed Obligations, and/or any offset against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

(iv)  any exercise or failure to exercise any rights against the Borrowers or others (including the Guarantor);

(v)  any settlement or compromise of any Guaranteed Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any Guaranteed Obligation (whether due or not) of the Borrowers to creditors of the Borrowers other than the Guarantor;

(vi)  any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrowers or any of their Subsidiaries;

(vii)  any change, restructuring or termination of the existence of any of the Borrowers or any of their Subsidiaries; or

(viii)  any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guarantee and/or obligations of the Guarantor hereunder, or a defense to, or discharge of, any of the Borrowers or any other Person or party relating to this Guarantee or the obligations of the Guarantor hereunder or otherwise with respect to the Revolving Advances or other financial accommodations extended to the Borrowers, in each case other than the indefeasible payment in full of the Guaranteed Obligations.

(c)  The Lender may at any time and from time to time (whether or not after revocation or termination of this Guarantee) without the consent of, or notice (except as shall be required by applicable law that cannot be waived) to, the Guarantor, and without incurring responsibility to the Guarantor or impairing or releasing the obligations of the Guarantor hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

(d)  This Guarantee shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Guaranteed Obligations and the Lender repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or its property, or any settlement or compromise of any such claim effected by the Lender with any such claimant (including the Borrowers), the Guarantor shall be and remain liable to the Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

Section 4.   Continuing Guarantee; Assignability

(a)  This Guarantee is a continuing one and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. All obligations to which this Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

(b)  NEITHER THE GUARANTOR NOR ITS SUCCESSORS AND ASSIGNS SHALL ASSIGN ITS RIGHTS OR OBLIGATIONS HEREUNDER OR ANY INTEREST HEREIN WITHOUT THE PRIOR WRITTEN CONSENT OF THE LENDER.

Section 5.   Representations. Warranties and Covenants. The Guarantor hereby re-presents, warrants and covenants to and with the Lender that:

(a)  It is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of its incorporation set forth in the preamble hereto, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. For the purposes of this Guarantee, "Material Adverse Effect" means any event, condition, change or effect that (i) has a materially adverse effect on the business, Properties, capitalization, assets, liabilities, operations or financial condition of the Guarantor, (ii) materially impairs the ability of the Guarantor to perform its obligations under this Guarantee, or (iii) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lender under this Guarantee or any other Document.

(b)  The execution, delivery and performance by it of this Guarantee and the actions contemplated hereby (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) its charter or its bylaws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than in favor of the Lender pursuant to the Pledge Agreement of the Guarantor dated as of the date hereof. This Guarantee has been duly executed and delivered by it.

(c)  This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

(d)  No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other Person, is required for the due authorization, execution, delivery and performance by the Guarantor of this Guarantee or the consummation of the transactions contemplated hereby, except for disclosure filings requried by applicable securities laws;

(e)  Except as disclosed on Schedule I hereto, there is no pending or, to its knowledge, threatened action or proceeding or injunction, writ or restraining order affecting it before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect.

(f)  No proceeding referred to in paragraph (h) of Exhibit V of the Loan Agreement is pending against the Guarantor and no other event referred to in such paragraph (h) of such Exhibit V has occurred and is continuing with respect to the Guarantor, and the property of the Guarantor is not subject to any assignment for the benefit of creditors;

(g)  The Guarantor is the sole shareholder of Matria WCH and Matria WCH has no outstanding rights, options, warrants or agreements pursuant to which it may be required to sell any of its capital stock interests;

(h)  Without the prior written consent of the Lender, the Guarantor will not own or operate any assets or properties or engage in any business or other activity whatsoever (including, without limitation, the incurring of Indebtedness or the granting of Liens), except for its ownership of the capital stock of Matria WCH, the activities and transactions contemplated by the Merger Agreement (as such term is defined in the Consent Agreement) and activities incidental to any of the foregoing and except as otherwise may be specifically permitted by the other Documents.

Section 6.   Expenses.

(a)  The Guarantor agrees to pay on demand (i) all reasonable out-of-pocket non-legal costs and expenses of any member of the Lender Group in connection with the negotiation, preparation, execution and delivery of this Guarantee; (ii) the reasonable fees and out-of-pocket expenses of counsels for any member of the Lender Group in connection with this transaction; and (iii) all reasonable costs and out-of-pocket expenses, if any (including reasonable counsel fees and expenses), of any member of the Lender Group in connection with any waiver, modification, supplement or amendment hereto, or the enforcement of this Guarantee. In addition, the Guarantor indemnifies and holds the Lender harmless from and against any and all liability incurred by the Lender hereunder or in connection herewith, unless such liability shall be due to the gross negligence or wilful misconduct of the Lender, as the case may be.

(b)  In the event that the Lender shall retain an attorney or attorneys to collect, enforce, protect, maintain or preserve its interests with respect to this Guarantee, the Guarantor shall pay all of the reasonable costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including attorneys’ fees, which amounts shall be part of the Guaranteed Obligations, and the Lender may take judgment for all such amounts. The attorney’s fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 6 shall be payable by the Guarantor to the Lender on demand (with interest accruing from the two Business Days following the date of such demand, and shall be additional obligations under this Guarantee. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include the following (in each case to the extent reasonable): recording costs, appraisal costs, paralegal fees, costs and expenses; accountants’ fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

Section 7.   Terms

(a)  All terms defined in the UCC and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires.

(b)  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

(c)  All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guarantee unless the context shall otherwise require.

Section 8.   Amendments and Modification: Waivers.

(a)  No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Guarantee and to such provision, and executed by the party to be charged. No waiver of any provision of this Guarantee or consent to any departure therefrom by the Guarantor shall be effective unless in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 9.   Subrogation. Upon making full payment with respect to any Guaranteed Obligation hereunder, the Guarantor shall be subrogated to the rights of the payee against the Borrowers with respect to such obligation; provided that the Guarantor shall not enforce any payment by way of subrogation so long as the Lender has any Revolving Commitment under the Loan Agreement or any Guaranteed Obligation remains unpaid.

Section 10.   Remedies Upon Default: Right of Set-Off

(a)  Upon the occurrence and during the continuance of any Event of Default, the Lender may, without notice to or demand upon the Borrowers or the Guarantor, declare any Guaranteed Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Guarantor hereunder.

(b)  Upon such declaration by the Lender, the Lender is hereby authorized, without notice to the Guarantor, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guarantee that are then due, whether or not the Lender shall have made any demand under this Guarantee. The rights of the Lender under this Section 10 are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

Section 11.   Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrowers or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, to the fullest extent permitted under applicable law, if the statute of limitations in favor of the Guarantor against the Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

Section 12.   Interest. All amounts payable from time to time by the Guarantor hereunder shall bear interest at an interest rate per annum determined in accordance with Section 1.05 of the Loan Agreement as if such amounts were payable by the Borrowers.

Section 13.   Admissibility of Guarantee. The Guarantor agrees that any copy of this Guarantee signed by the Guarantor and transmitted by telecopier for delivery to the Lender shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Section 14.   Notices. All notices, requests and demands to or upon the Lender or the Guarantor under this Agreement shall be in writing and given as provided in the Loan Agreement (with respect to the Guarantor, to the address of the Authorized Representative as set forth in the Loan Agreement).

Section 15.   Counterparts. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

Section 16.   GOVERNING LAW: WAIVER OF JURY TRIAL. JURISDICTION AND VENUE. ETC

(a)  THIS GUARANTEE SHALL, II ACCORDANCE WITH SECTION 5-140 1 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b)  THE GUARANTOR HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS GUARANTEE, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE. IN ANY SUCH LITIGATION, THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT ITS ADDRESS DETERMINED PURSUANT TO SECTION 14 HEREOF. THE GUARANTOR SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH THE GUARANTOR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE LENDER FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

(c)  The Guarantor hereby waives presentment, notice of dishonor and protests of all instruments included in or evidencing any of the Guaranteed Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

Section 17.   Captions; Separability

(a)  The captions of the Sections and subsections of this Guarantee have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

(b)  If any term of this Guarantee shall be held to be invalid or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

Section 18.   Acknowledgment of Receipt. The Guarantor acknowledges receipt of a copy of this Guarantee and each of the Documents.

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IN WITNESS WHEREOF, the Guarantor has duly executed or caused this Guarantee to be duly executed in the State of New York as of the date first above set forth.

MATRIA HEALTHCARE, INC.

By:	/s/ Stephen M. Mengert
Name: Stephen M. Mengert
Title: Vice President Finance and Chief Financial Officer